ADDENDUM TO EMPLOYMENT AGREEMENT DATED

June 6, 2011

BY AND BETWEEN

MILLENNIUM HEALTHCARE, INC.

(the “Company”)

and

ANTHONY URBANO

(the “Employee”)

This Addendum (“Addendum”), made and entered into this 9th day of January, 2012 (the “Effective Date”), shall modify and, to the extent inconsistent with, amend that Employment Agreement between MILLENNIUM HEALTHCARE INC. (the “Company”) and ANTHONY URBANO (the “Employee”) (the “Agreement”). Except as expressly set forth in the Addendum, all capitalized terms shall have the meanings assigned to them in the Preprinted Employment Agreement. The Preprinted Employment Agreement, as modified and amended by this Addendum and all riders and exhibits attached hereto, shall be referred to as the “Agreement”.

The Company and Employee agree to the following changes and/or additions to the Agreement:

In consideration of the services to be rendered by the Employee to the Company and in consideration of the Employee's other covenants, the Company shall pay the Employee a cash compensation base salary at the rate of $180,000.00 per annum commencing January 1, 2012.

All other provisions and conditions of the original Employment Agreement remain the same except as adjusted herein.

In witness thereof, the parties have executed this employment agreement addendum on the day and year first above written.

By:		By:
	Officer / Director		Anthony Urbano